Strategic Partners Opportunity Funds.
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077




Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:   Rule 24f-2 Notice for Strategic
Partners Opportunity Funds.

          File Nos. 333-95849 and 811-09805

   On behalf of the Strategic Partners
Opportunity Funds, enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system.
Should you have any questions, please contact me at (973) 367-7503.

                              Very truly
                              yours,


/s/ Grace C. Torres

               Grace C. Torres
                                Treasurer and
                                Principal
Financial and
                                Accounting
Officer.